SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 1, 2010

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	000-15261	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 1, 2010, the previously announced merger (“Merger”) of First Keystone Financial, Inc. (“FKF”) with and into Bryn Mawr Bank Corporation (“BMBC”), and the two step merger of First Keystone Bank with and into The Bryn Mawr Trust Company (the “Bank”), as contemplated by the Agreement and Plan of Merger, by and between FKF and BMBC, dated as of November 3, 2009 (the “Agreement”), were completed. In accordance with the Agreement, the aggregate consideration to be paid to FKF shareholders consists of approximately 1.63 million shares of BMBC common stock and cash of approximately $4.8 million. Shareholders of FKF will receive 0.6973 shares of BMBC common stock plus $2.06 per share cash consideration for each share of FKF common stock they owned as of the effective date of the Merger.

The foregoing summary is qualified in its entirety by the text of the Agreement, incorporated by reference in Exhibit 2.1 to this Form 8-K, and the press release dated July 1, 2010, attached as Exhibit 99.1 to this Form 8-K, each of which are incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Agreement, effective as of July 1, 2010, each of BMBC’s and the Bank’s boards of directors increased the number of directors on their respective boards from nine (9) to ten (10), and appointed Donald S. Guthrie as a director in Class I of each such board, which is the class of directors with terms expiring at the 2011 annual meeting of shareholders. At the end of his initial term, the terms of the Agreement provide for Mr. Guthrie to be re-nominated for an additional four year term as a BMBC and Bank director. Mr. Guthrie will be a member of the Risk Management Committee of BMBC’s board of directors, and a member of the Risk Management and Wealth Management Committees of the Bank’s board of directors.

In connection with the transactions contemplated by the Agreement, BMBC and the Bank have assumed that certain Amended and Restated Transition, Consulting, Noncompetition and Retirement Agreement, dated November 25, 2008, by and among FKF, First Keystone Bank and Mr. Guthrie (the “Guthrie Agreement”), pursuant to which Mr. Guthrie will be paid an annual supplemental retirement benefit of $135,175 per year, with medical insurance which supplements Medicare coverage for Mr. Guthrie and his wife, each continuing for a period of 10 years, subject to certain conditions more fully described in the Guthrie Agreement.

The foregoing summary of the Guthrie Agreement is qualified in its entirety by the text of such document, which is attached as Exhibit 10.1 to this Form 8-K, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of business

(i)	The required financial statements of FKF will be filed by amendment no later than 71 days after the date of this Form 8-K.

(b)	Pro forma financial information.

(i)	The required pro forma financial information will be provided by amendment no later than 71 days after the date of this Form 8-K.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 3, 2009, by and between BMBC and FKF (incorporated by reference to Exhibit 2.1 to BMBC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2009 (Commission File No. 000-15261))

10.1	Amended and Restated Transition, Consulting, Noncompetition and Retirement Agreement, dated November 25, 2008, by and among First Keystone Financial, Inc., First Keystone Bank and Donald S. Guthrie, as assumed by Bryn Mawr Bank Corporation and The Bryn Mawr Trust Company as of July 1, 2010

99.1	Press release dated July 1, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Frederick C. Peters II
Frederick C. Peters II, President
and Chief Executive Officer

DATE: July 1, 2010

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 3, 2009, by and between BMBC and FKF (incorporated by reference to Exhibit 2.1 to BMBC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2009 (Commission File No. 000-15261))

10.1	Amended and Restated Transition, Consulting, Noncompetition and Retirement Agreement, dated November 25, 2008, by and among First Keystone Financial, Inc., First Keystone Bank and Donald S. Guthrie, as assumed by Bryn Mawr Bank Corporation and The Bryn Mawr Trust Company as of July 1, 2010

99.1	Press release dated July 1, 2010